UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A
For Registration of Certain Classes of Securities
Pursuant to Section 12(b) or (g) of the
Securities Exchange Act of 1934

SC HEALTH CORPORATION
(Exact name of registrant as specified in its charter)

Cayman Islands	N/A
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

108 Robinson Road #10-00 Singapore	068900
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Units, each consisting of one Class A ordinary share,
$0.0001 par value, and one half of one warrant

Class A ordinary shares, par value $0.0001 per share

Warrants, each whole warrant exercisable for one
Class A ordinary share at an exercise price of $11.50
per share
New York Stock Exchange LLC New York Stock Exchange LLC New York Stock Exchange LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ⌧

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. □

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. □

Securities Act registration statement or Regulation A offering statement file number to which this form relates (if applicable): 333-232240

Securities to be registered pursuant to Section 12(g) of the Act: None

Item 1.  Description of Registrant’s Securities to be Registered.

The securities to be registered hereby are the units, Class A ordinary shares, par value $0.0001 per share, and warrants to purchase Class A ordinary shares of SC Health Corporation (the “Registrant”). The description of the units, Class A ordinary shares and warrants set forth under the heading “Description of Securities” in the Registrant’s prospectus forming a part of its Registration Statement on Form S-1 (File No. 333-232240), originally filed with the U.S. Securities and Exchange Commission on June 21, 2019, as thereafter amended and supplemented from time to time (the “Registration Statement”), to which this Form 8-A relates is incorporated by reference herein. Any form of prospectus or prospectus supplement to the Registration Statement that includes such descriptions and that are subsequently filed are hereby also incorporated by reference herein.

Item 2. Exhibits.

The following exhibits have been filed as exhibits to the Registration Statement, as amended and are incorporated herein by reference:

Exhibit No.	Description
3.1
Amended and Restated Memorandum and Articles of Association (incorporated by reference to Exhibit 3.2 to Amendment No. 2 to the Registrant’s Registration Statement on Form S-1 (File No. 333-232240), filed with the Securities and Exchange Commission on July 9, 2019).

4.1
Form of Specimen Unit Certificate (incorporated by reference to Exhibit 4.1 to Amendment No. 1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-232240), filed with the Securities and Exchange Commission on July 8, 2019).

4.2
Form of Specimen Ordinary Share Certificate (incorporated by reference to Exhibit 4.2 to Amendment No. 1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-232240), filed with the Securities and Exchange Commission on July 8, 2019).

4.3
Form of Specimen Warrant Certificate (incorporated by reference to Exhibit 4.3 to Amendment No. 1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-232240), filed with the Securities and Exchange Commission on July 8, 2019).

4.4
Form of Warrant Agreement among American Stock Transfer & Trust Company, LLC, SC Health Holdings Limited and the Registrant (incorporated by reference to Exhibit 4.4 to Amendment No. 1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-232240), filed with the Securities and Exchange Commission on July 8, 2019).

10.1
Form of Investment Management Trust Agreement between American Stock Transfer & Trust Company, LLC and the Registrant (incorporated by reference to Exhibit 10.2 to Amendment No. 1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-232240), filed with the Securities and Exchange Commission on July 8, 2019).

10.3
Form of Registration Rights Agreement among the Registrant, SC Health Holdings Limited and the Holders signatory thereto (incorporated by reference to Exhibit 10.3 to Amendment No. 1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-232240), filed with the Securities and Exchange Commission on July 8, 2019).

10.4
Form of Escrow Agreement among the Registrant, American Stock Transfer & Trust Company, LLC and SC Health Holdings Limited (incorporated by reference to Exhibit 10.10 to Amendment No. 1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-232240), filed with the Securities and Exchange Commission on July 8, 2019).

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SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date:  July 10, 2019

SC HEALTH CORPORATION

By:	/s/ Angelo John Coloma
Name:	Angelo John Coloma
Title:	Chief Executive Officer

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